Exhibit 10.3

AMENDMENT

This Agreement is entered into between Viewpoint Corporation, a Delaware Corporation with its principal office at 498 Seventh Avenue, New York, NY, 10018, and Robert E. Rice, and amends that certain Employment Agreement dated as of December 17, 2001 between the same parties.

WHEREAS, pursuant to the Employment Agreement, Executive serves as President, Chief Executive Officer and Chairman of the Board of Directors of Viewpoint; and

WHEREAS, the Employment Agreement terminates on December 31, 2003 and Viewpoint desires to assure his services beyond such date,

Now, therefore, the parties agree as follows:

1.	Section 1 is amended to substitute “December 31, 2004” for “December 31, 2003”..

2.	Section 2 is amended by adding a new section (f), as follows:
(f) Regardless of any provision of the stock option plan or this agreement: (i) the option grant made to Executive on April 14 shall vest ratably over the period from the date of grant until December 31, 2004; and (ii) all vested options held by Executive as of the date of any termination of employment shall remain exercisable for a period of three years thereafter.

3.	Section 3 is amended to add a new section (e), as follows:
(e) Upon termination of Executive’s employment by reason of the non-renewal of this agreement, Company shall pay to Executive an amount equal to one year’s base salary, and continue to provide the other benefits provided herein for a one year period from the date of termination.

4.	Section 4 (b) (ii) is amended to provide as follows:
(ii) In the event of changes to Executive’s titles and duties determined by the Board, Executive does not hold the position and title of “Executive Chairman of the Board of Directors” following such changes.

IN WITNESS WHEREOF, Executive and the duly authorized representative of the Board of Directors of Viewpoint hereby execute and enter into this Agreement as of July 1, 2003.

Robert E. Rice	Viewpoint Corporation

/s/ Robert E. Rice	/s/ Samuel H. Jones

Robert E. Rice	by: Samuel H. Jones Chairman, Compensation Committee